Exhibit 24.1

POWER OF ATTORNEY

      Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints D. Bryan Jordan, James F. Keen, Clyde A. Billings, Jr., and Milton A. Gutelius, Jr., and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-8 of: (a) five million additional shares of common stock to be issued under the Company’s First Horizon National Corporation Savings Plan (formerly known as the First Tennessee National Corporation Savings Plan and Trust); (b) any previously registered shares of common stock remaining unissued under the Company’s First Horizon National Corporation Savings Plan (Registration No. 333-123372); and (c) any previously registered shares of common stock or interests remaining unissued under the Company’s other registered employee benefit plans (Registration Nos. 33-9846, 33-40398, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-56052, 333-70075, 333-73440, 333-73442, 333-91137, 333-92145, 333-92147, 333-106015, 333-108738, 333-108750, 333-109862, 333-110845, 333-123404, 333-124297, 333-124299, and 333-133635). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statements to be filed in respect of the shares described in clause (a), and to any amendments to such proposed new Registration Statement or to any of the Registration Statements listed in clauses (b) or (c) after this date.

     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of November 1, 2007.

/s/ Gerald L. Baker	/s/ D. Bryan Jordan
Gerald L. Baker	D. Bryan Jordan
President, Chief Executive Officer, and Director (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ James F. Keen	/s/ Michael D. Rose
James F. Keen	Michael D. Rose
Executive Vice President and Corporate Controller (Principal Accounting Officer)	Chairman of the Board and Director

/s/ Robert B. Carter
Robert C. Blattberg	Robert B. Carter
Director	Director

/s/ Simon F. Cooper	/s/ James A. Haslam, III
Simon F. Cooper	James A. Haslam, III
Director	Director

/s/ R. Brad Martin	/s/ Vicki R. Palmer
R. Brad Martin	Vicki R. Palmer
Director	Director

/s/ Colin V. Reed	/s/ Mary F. Sammons
Colin V. Reed	Mary F. Sammons
Director	Director

/s/ William B. Sansom	/s/ Luke Yancy III
William B. Sansom	Luke Yancy III
Director	Director